Exhibit (a)(3)

                            CERTIFICATE OF CONVERSION

                                   CONVERTING

                        MASTER SENIOR FLOATING RATE TRUST
                          (A Delaware Statutory Trust)

                                       TO

                         MASTER SENIOR FLOATING RATE LLC
                     (A Delaware Limited Liability Company)

            This Certificate of Conversion is being filed for the purpose of converting Master Senior Floating Rate Trust, a Delaware statutory trust (the "Converting Entity"), to a Delaware limited liability company to be named Master Senior Floating Rate LLC (the "Company") pursuant to Section 18-214 of the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq. (the "Delaware LLC Act") and Section 3821 of the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Statutory Trust Act").

            The undersigned, being duly authorized to execute and file this Certificate of Conversion, does hereby certify as follows:

            1. Name of Converting Entity. The name of the Converting Entity immediately prior to the filing of this Certificate of Conversion was "Master Senior Floating Rate Trust".

            2. Date and Jurisdiction of Formation of Converting Entity. The date on which, and the jurisdiction where, the Converting Entity was formed, which jurisdiction has not changed, are as follows:

            Date                                        Jurisdiction
            ----                                        ------------

            May 9, 2000                                 Delaware

            3. Name of Continuing Limited Liability Company. The name of the Delaware limited liability company to which the Converting Entity is being converted and the name set forth in the Certificate of Formation of the Company filed in accordance with Section 18-214(b) of the Delaware LLC Act is "Master Senior Floating Rate LLC".

            4. Effective Time. This Certificate shall be effective upon its filing in the Office of the Secretary of State of the State of Delaware.

                            [SIGNATURE PAGE FOLLOWS]

            IN  WITNESS   WHEREOF,   the  undersigned  has  duly  executed  this
Certificate of Conversion as of June ____, 2007.




                                            By: ________________________________
                                                Name: Alice A. Pellegrino
                                                An Authorized Person